Exhibit 4.24

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture (this “Supplemental Indenture”) is made and entered into as of this 4th day of April, 2018, among Federal-Mogul LLC, a Delaware limited liability company (the “Company”) and Federal-Mogul Financing Corporation, a Delaware corporation (together with the Company, the “Issuers”), the guarantors party hereto, The Bank of New York Mellon, London Branch, as trustee (the “Trustee”) and Bank of America, N.A. and Citibank, N.A., as co-collateral trustees (the “Co-Collateral Trustees”).

RECITALS OF THE ISSUERS

WHEREAS, Section 9.01(ix) of the Indenture, dated as of June 29, 2017 (the “Indenture”), by and among the Issuers, the guarantors from time to time party thereto, the Trustee and the Bank of New York Mellon SA/NV, Luxembourg Branch, as registrar, governing the Issuers’ outstanding 5.000% Senior Secured Notes due 2024 (the “Notes”) and Section 13(ix) of the Notes provide that the Issuers, the guarantors party thereto, the Trustee and the Co-Collateral Trustees may amend or supplement the Indenture or the Notes without the consent of any Holder to conform the text of the Indenture or the Notes to any provision of the Offering Memorandum related to the offering of the Notes (the “Offering Memorandum”) under the caption “Description of Notes” to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes, as certified by the Issuers;

WHEREAS, the Issuers have requested and hereby request that the Trustee and Co-Collateral Trustees execute and deliver this Supplemental Indenture for the purpose of amending the Notes as permitted by Section 9.01(ix) of the Indenture and Section 13(ix) of the Notes;

WHEREAS, the Issuers have delivered to the Trustee and the Co-Collateral Trustees simultaneously with the execution and delivery of this Supplemental Indenture an Officer’s Certificate and an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Sections 9.01(ix), 9.05 and 13.02 of the Indenture; and

WHEREAS, pursuant to Section 9.01(ix) of the Indenture and Section 13(ix) of the Notes, the Trustee and the Co-Collateral Trustees are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

SECTION 1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

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SECTION 2.    Amendment to the Notes.

a.	The second sentence of Section 5(a) of the Notes is hereby deleted in its entirety and replaced with the following:

“At any time prior to July 15, 2020, the Issuers may redeem Notes, at their option, in whole at any time or in part from time to time, upon notice as described under Section 3.04, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the date of redemption, subject to the rights of Holders of record at the close of business on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date.”

SECTION 3.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 4.    Ratification of Indenture and Notes; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Every reference in the Indenture and the Notes to the Indenture or the Notes shall hereby be deemed to mean the Indenture and the Notes as supplemented by this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity, adequacy or sufficiency of this Supplemental Indenture.

SECTION 5.    Certification. The Issuers do hereby certify that the amendments to the Notes provided for herein conform with the corresponding provision of the “Description of Notes” in the Offering Memorandum which was intended to be a verbatim recitation of such provision.

SECTION 6.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

SECTION 7.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 8.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, adequacy or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which recitals and statements are made solely by the Issuers and the Trustee assumes no responsibility for their correctness.

SECTION 9.    The Co-Collateral Trustees. Neither Citibank, N.A., in its capacity as Retiring Collateral Trustee and as Co-Collateral Trustee, in each case under and as defined in that

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certain Collateral Trustee Resignation and Appointment Agreement dated as of February 23, 2018 by and among the Issuers, the Trustee, Bank of America, N.A., as Co-Collateral Trustee, Successor Collateral Trustee and ABL Agent, Citibank, N.A., as Co-Collateral Trustee and Retiring Collateral Trustee and the other parties thereto (as amended, supplemented or otherwise modified from time to time, the “CT Resignation Agreement”) nor Bank of America, N.A. shall be responsible in any manner whatsoever for or in respect of the validity, adequacy or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals and statements are made solely by the Issuers. Without limitation of the foregoing, Citibank, N.A., in its capacity as Retiring Collateral Trustee and as Co-Collateral Trustee, shall be entitled to all the benefits of the Surviving Provisions (as defined in the CT Resignation Agreement) with respect to this Supplemental Indenture.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Supplemental Indenture to be executed by its duly authorized officers as of the date first written above.

ISSUERS

FEDERAL-MOGUL LLC

By:	/s/ James C. Zabriskie
	Name:	James C. Zabriskie
	Title:	Vice President of Investor Relations and Treasurer

FEDERAL-MOGUL FINANCING CORPORATION

By:	/s/ James C. Zabriskie
	Name:	James C. Zabriskie
	Title:	Treasurer

Signature Page to First Supplemental Indenture (June Indenture)

GUARANTORS

CARTER AUTOMOTIVE COMPANY LLC

By:	/s/ Michelle Epstein Taigman
	Name:	Michelle Epstein Taigman
	Title:	Vice President and Secretary

FEDERAL-MOGUL IGNITION COMPANY

By:	/s/ Marco DeSanto
	Name:	Marco DeSanto
	Title:	Senior Vice President

FEDERAL-MOGUL PISTON RINGS, LLC

By:	/s/ Marco DeSanto
	Name:	Marco DeSanto
	Title:	Senior Vice President

FEDERAL-MOGUL POWERTRAIN LLC

By:	/s/ Marco DeSanto
	Name:	Marco DeSanto
	Title:	Senior Vice President

FEDERAL-MOGUL POWERTRAIN IP LLC

By:	/s/ Marco DeSanto
	Name:	Marco DeSanto
	Title:	Senior Vice President

FEDERAL-MOGUL PRODUCTS, INC.

By:	/s/ Marco DeSanto
	Name:	Marco DeSanto
	Title:	Senior Vice President

Signature Page to First Supplemental Indenture (June Indenture)

FEDERAL-MOGUL MOTORPARTS LLC

By:	/s/ Michelle Epstein Taigman
	Name:	Michelle Epstein Taigman
	Title:	Senior Vice President, General Counsel and Secretary

FEDERAL-MOGUL WORLD WIDE LLC

By:	/s/ Michelle Epstein Taigman
	Name:	Michelle Epstein Taigman
	Title:	Vice President and Secretary

FELT PRODUCTS MFG. CO. LLC

By:	/s/ Marco DeSanto
	Name:	Marco DeSanto
	Title:	Senior Vice President

MUZZY-LYON AUTO PARTS LLC

By:	/s/ Michelle Epstein Taigman
	Name:	Michelle Epstein Taigman
	Title:	Vice President and Secretary

FEDERAL-MOGUL CHASSIS LLC

By:	/s/ Michelle Epstein Taigman
	Name:	Michelle Epstein Taigman
	Title:	Vice President and Secretary

F-M MOTORPARTS TSC LLC

By:	/s/ Michelle Epstein Taigman
	Name:	Michelle Epstein Taigman
	Title:	Vice President and Secretary

Signature Page to First Supplemental Indenture (June Indenture)

F-M TSC REAL ESTATE HOLDINGS LLC

By:	/s/ Laura Soave
	Name:	Laura Soave
	Title:	President

FEDERAL-MOGUL VALVE TRAIN INTERNATIONAL LLC

By:	/s/ Marco DeSanto
	Name:	Marco DeSanto
	Title:	Senior Vice President

FEDERAL-MOGUL SEVIERVILLE, LLC

By:	/s/ Marco DeSanto
	Name:	Marco DeSanto
	Title:	Senior Vice President

BECK ARNLEY HOLDINGS LLC

By:	/s/ Michelle Epstein Taigman
	Name:	Michelle Epstein Taigman
	Title:	Vice President and Secretary

FEDERAL-MOGUL FILTRATION LLC

By:	/s/ Michelle Epstein Taigman
	Name:	Michelle Epstein Taigman
	Title:	Vice President and Secretary

Signature Page to First Supplemental Indenture (June Indenture)

TRUSTEE

THE BANK OF NEW YORK MELLON, LONDON BRANCH

By:	/s/ Thomas Vanson
	Name:	Thomas Vanson
	Title:	Authorized Signatory

Signature Page to First Supplemental Indenture (June Indenture)

CO-COLLATERAL TRUSTEES

BANK OF AMERICA, N.A.

By:	/s/ Kindra M. Mullarky
	Name:	Kindra M. Mullarky
	Title:	Vice President

CITIBANK, N.A.

By:	/s/ David Foster
	Name:	David Foster
	Title:	Attorney-in-Fact

Signature Page to First Supplemental Indenture (June Indenture)